REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blue Water Bar & Grill, Inc.

We have audited the accompanying balance sheets of Blue Water Bar & Grill, Inc. as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholders deficit, and cash flows for the period ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Water Bar & Grill, Inc. as of December 31, 2015 and 2014, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ M&K CPAS, PLLC

 www.mkacpas.com

Houston, Texas

March 7, 2016

BLUE WATER BAR & GRILL, INC.

(formerly Stream Flow Media, Inc.)

CONSOLIDATED BALANCE SHEETS

ASSETS

	For the fiscal year ended December 31,
	2015	2014
Current assets:
Cash and equivalents	$-	$12,724
	-	12,724

Property and equipment, net	637,869	28,250

Total assets:	$637,869	$40,974

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current liabilities:
Accounts payable	$116,636	$63,584
Short-term notes payable, related party	102,749	28,350
Total current liabilities	219,385	91,934

Total liabilities	$219,385	$91,934

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 1,000,000 shares authorized
Series A Preferred stock, $0.001 par value, 250,000 shares authorized; -0- and -0- shares issued and outstanding, respectively	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized; 107,609,530 and 101,150,000 shares issued and outstanding, respectively	110,610	104,150
Additional paid-in capital	1,075,698	399,140
Accumulated deficit	(767,824)	(554,250)

Total stockholders’ equity (deficit)	$418,484	$(50,960)

Total liabilities and stockholders’ (deficit)	$637,869	$40,974

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER BAR & GRILL, INC.

(formerly Stream Flow Media, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the fiscal year ended December 31,
	2015	2014

Revenues, net	$-	$10,000

Cost of revenues	-	-

Gross profit	-	10,000

Operating expenses:
General and administrative	10,265	2,885
Accounting fees	6,000	5,000
Consulting fees	78,645	275
Legal fees	109,970	73,000
Total operating expenses	204,880	81,160

(Loss) from operations	(204,880)	(71,160)

Other income (expense):
Interest expense	(8,694)	(10)
Total other income (expense)	(8,694)	(10)

Provision for income taxes	-	-

Net (loss)	$(213,574)	$(71,170)

Loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	102,750,457	101,150,030

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER BAR & GRILL, INC.

(formerly Stream Flow Media, Inc.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from December 31, 2013 to December 31, 2015

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2013	100,250,000	$ 100,250	$ 382,755	$ (483,080)	$ (75)
Issuance of common stock for cash	900,000	900	8,100	-	9,000
Expenses paid by related party	-	-	11,275	-	11,275
Imputed interest	-	-	10	-	10
Net loss	-	-	-	(71,170)	(71,170)
Balance, December 31, 2014	101,150,000	$ 101,150	$ 402,140	$ (554,250)	$ (50,960)

Issuance of common shares for services	6,459,500	6,460	58,136	-	64,596
Expenses paid by related party	-	-	609,728	-	609,728
Acquisition of Blue Water Bar & Grill, N.V.	30	3,000	(3,000)	-	-
Imputed interest	-	-	8,694	-	8,694
Net loss	-	-	-	(213,574)	(213,574)
Balance, December 31, 2015	107,609,530	$ 110,610	$ 1,075,698	$ (767,824)	$ 418,484

The accompanying notes to the consolidated financial statements are an integral part of these statements.

BLUE WATER BAR & GRILL, INC.

(formerly Stream Flow Media, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the fiscal year ended December 31,
	2015	2014
Cash flows from operating activities:
Net (loss)	$(213,574)	$(71,170)
Adjustments to reconcile net (loss) to net cash used in operating activities
Common stock issued in connection with services provided by consultants	64,596	-
Imputed interest on related party loan	8,694	10
Changes in operating assets and liabilities:
Increase in accounts payable	53,052	63,509

Net cash used in operating activities	(87,232)	(7,651)

Cash flows from investing activities:
Purchase of property and equipment	$(609,619)	$(28,250)

Net cash used by investing activities	(609,619)	(28,250)

Cash flows from financing activities:
Increase in notes payable to a related party	-	28,250
Expenses paid by related party	581,478	11,275
Principal payments on debt	(100)	-
Short-term related party advances	102,749	-
Issuance of common stock for cash	-	9,000

Net cash provided by financing activities	684,127	48,525

Net increase (decrease) in cash	(12,724)	12,624

Cash – beginning of period	12,724	100

Cash – end of period	$-	$12,724

Supplemental disclosure of cash flow information:
Acquisition of Blue Water Bar & Grill, N.V.	$3,000	$-
Expenses paid by related party	28,250	-

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER BAR & GRILL, INC.

(formerly Stream Flow Media, Inc.)

NOTES TO FINANCIAL STATEMENTS

December 31, 2015

NOTE 1 – Summary of Significant Accounting Policies

Organization

Blue Water Bar & Grill, Inc. (“Company” or “Blue Water”) was incorporated under the laws of the State of Colorado on June 27, 2013 under the name Stream Flow Media, Inc.  The Company amended its Articles of Incorporation on October 14, 2015 to change its name to Blue Water Bar & Grill, Inc.  Subsequent to the name change, the Company acquired all of the issued and outstanding shares of Blue Water Bar & Grill, N.V., a St. Maarten, Dutch West Indies limited liability company, on December 15, 2015.  The Company is currently developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region under the Blue Water Bar & Grill™ brand name.  The initial flagship location is presently under construction in St. Maarten, Dutch West Indies.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) for financial information and in accordance with the Securities and Exchange Commission’s (“SEC”) Regulation S-X.  They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the fiscal years ended December 31, 2015 and 2014.

The consolidated financial statements include the accounts of Blue Water Bar & Grill, Inc. and its wholly owned subsidiary Blue Water Bar & Grill, N.V. (hereafter referred collectively as the “Company” or “Blue Water”).

All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  As of December 31, 2015 and 2014, the Company had no cash equivalents.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, generally 3 to 20 years.  Leasehold improvements and leased equipment are amortized over the shorter of the term of the lease or the useful life of the improvement or equipment.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  It prioritizes the inputs into three levels that may be used to measure fair value:

Level	Description

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2

Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The estimated fair values of the Company’s financial instruments as of December 31, 2015 are as follows:

	Fair Value Measurement at December 31, 2015 Using:

Description	12/31/15	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and equivalents	$-	$-	$-	$-
	$-	$-	$-	$-

Liabilities
Accounts payable	$116,636	$116,636	$-	$-
Short-term notes payable	102,749	102,749
	$219,385	$219,385	$-	$-

The estimated fair values of the Company’s financial instruments as of December 31, 2014 are as follows:

	Fair Value Measurement at December 31, 2014 Using:

Description	12/31/14	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and equivalents	$12,724	$12,724	$-	$-
	$12,724	$12,724	$-	$-

Liabilities
Accounts payable	$63,584	$63,584	$-	$-
Note payable to related party	28,350	28,350
	$91,934	$91,934	$-	$-

Net Loss per Share Calculation

Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2015 and 2014, the Company had no dilutive financial instruments issued or outstanding.

Revenue Recognition

The Company follows the guidance of FASB ASC Topic 605 for revenue recognition.  In general, the Company recognizes revenue on four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the fee charged for services rendered and products delivered and the collectability of those fees.  Revenue is generally recognized at the time of sale and is expected to consist of sales of food, beverages and general merchandise and souvenirs.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fiscal Year

The Company elected December 31st for its fiscal year end.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during year ended December 31, 2015, the Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception.  Further, as of December 31, 2015, the Company had an accumulated net loss of ($767,824).  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional sources of financing. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – STOCKHOLDERS’ EQUITY

Preferred stock

The Company has authorized 1,000,000 shares of preferred stock, $0.001 par value.  The Company’s Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms.

On November 2, 2015, the Company’s board of directors designated 250,000 shares of preferred stock as Series A Preferred Stock at $0.001 par value.  Series A Preferred Stock ranks superior to all other classes of stock including common and other future classes of preferred in regard to liquidation, dissolution or winding up of the Company. The Series A Preferred Stock shall participate in all legal dividends declared by the board of directors, has 5,000 votes per share in all voting matters, and is convertible and redeemable by the Company into shares of common stock at a ratio of 5,000 shares of common stock for each share of Series A Preferred after a minimum holding period of two years.

As of December 31, 2015, the Company had -0- shares of Series A Preferred Stock issued and outstanding; there were no other shares or classes of preferred stock authorized or outstanding.

Common stock

The Company has authorized 500,000,000 shares of common stock, with a par value of $0.001 per share.

During the fiscal year ended December 31, 2014, the Company issued an aggregate of 900,000 shares of its common stock in exchange for $9,000 in cash, or $0.01 a share.

During the fiscal year ended December 31, 2015, the Company issued an aggregate of 6,459,500 shares of its common stock for services rendered at a fair value of $64,595, based on the price from NASDAQ of $0.01 a share for the Company’s common stock at the time of grant.

During the fiscal year ended December 31, 2015, the Company acquired 30 shares of the common stock, $100 par value, of Blue Water Bar & Grill, N.V., a St. Maarten, Dutch West Indies limited liability company.  These shares represented 100% of the issued and outstanding capital stock of Blue Water Bar & Grill, N.V.

Imputed Interest and Expenses Paid by Related Party

During the fiscal years ended December 31, 2015 and 2014, Blue Water Global Group, Inc. paid $609,728 and $11,275, respectively, in expenses on behalf of the Company.  Since inception on July 27, 2013, Blue Water Global Group has paid an aggregate of $621,003 in expenses on behalf of the Company.  These expenses were included in the financial statements under Additional Paid-In Capital.

As of December 31, 2015 and 2014, the Company had outstanding accounts payable to Taurus aggregating $102,749 and $28,350, respectively, for expenses paid on behalf of the Company which has been accounted for as a short-term note payable to a related party.  As of December 31, 2015 this note payable had accrued $8,683 in imputed interest that has been recorded in the financial statements as additional paid-in capital.

During the fiscal year ended December 31, 2015, the Company had a note payable to a related party stockholder in the amount of $100.  This note was paid in full on December 4, 2015.  During the fiscal year ended December 31, 2015 this note accrued $11 in imputed interest that has been recorded in the financial statements as additional paid-in capital.

NOTE 4 – INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2015 and 2014 was as follows, assuming a 35% effective tax rate:

	For the fiscal year ended December 31,
	2015	2014
Current tax provision:
Federal
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred tax provision:
Federal
Loss carryforwards	$99,679	$24,932
Change in valuation allowance	(99,679)	(24,932)

Total deferred tax provision	$-	$-

As of December 31, 2015, the Company had approximately $284,798 in tax loss carryforwards that can be utilized in future periods to reduce taxable income through 2035.

The Company provided a valuation allowance equal to the deferred income tax assets for the period from June 27, 2013 (inception) to December 31, 2015 because it is not presently known whether future taxable income will be sufficient to utilize the tax loss carryforwards.

The Company has no uncertain tax positions.

NOTE 5 – ACQUISITION OF BLUE WATER BAR & GRILL, N.V.

On December 15, 2015 we acquired all of the issued and outstanding shares (comprised of 30 common shares with a par value of $100 per share) of Blue Water Bar & Grill, N.V., a St. Maarten, Dutch West Indies limited liability company from Blue Water Global Group, Inc., a related party.  These shares were valued at an aggregate of $3,000, or $100 per share, which was paid by Taurus Financial Partners, LLC (“Taurus”), a related party.

J. Scott Sitra, our sole officer and director, was the control person of all entities prior to and subsequent to this acquisition.  Hence, this acquisition did not result in a change of control with any of the parties involved.

The pro forma tables below illustrate the impact to the Consolidated Balance Sheets and Consolidated Statements of Operations for the fiscal year ended December 31, 2014:

PRO FORMA CONSOLIDATED BALANCE SHEETS

December 31, 2014

	Blue Water Bar & Grill, Inc. 12/31/14	Blue Water Bar & Grill, N.V. 12/31/14	Pro Forma Adjustments	Pro Forma Consolidated
ASSETS

Current assets:
Cash and equivalents	$12,724	$-	$-	$12,724

Property and equipment, net	-	28,250	-	28,250

Total assets	$12,724	$28,250	$-	$40,974

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$63,584	$-	$-	$63,584
Short-term notes payable, related party	100	28,250	-	28,350
Total current liabilities	63,684	28,250	-	91,934

Stockholders’ equity (deficit):
Preferred stock, 1,000,000 shares authorized, -0- shares issued and outstanding	-	-	-	-
Common stock, 500,000,000 shares authorized, 107,609,530 shares issued and outstanding on a pro forma basis	101,150	3,000	-	104,150
Additional paid-in capital	402,140	(3,000)	-	399,140
Accumulated deficit	(554,250)	-	-	(554,250)

Total stockholders’ (deficit)	$(50,960)	$-	$-	$(50,960)

Total liabilities and stockholders’ (deficit)	$12,724	$28,250	$-	$40,974

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

December 31, 2014

	Blue Water Bar & Grill, Inc. 12/31/14	Blue Water Bar & Grill, N.V. 12/31/14	Pro Forma Adjustments	Pro Forma Consolidated

Revenues, net	$10,000	$-	$-	$10,000

Cost of revenues	-	-	-	-

Gross profit	10,000	-	-	10,000

Operating expenses:
General and administrative	2,885	-	-	2,885
Accounting fees	5,000	-	-	5,000
Consulting fees	275	-	-	275
Legal fees	73,000	-	-	73,000
Total operating expenses	81,160	-	-	81,160

(Loss) from operations	(71,160)	-	-	(71,160)

Other income (expense):
Interest expense	(10)	-	-	(10)
Total other income (expense)	(10)	-	-	(10)

Net (loss)	$(71,170)	$-	$-	$(71,170)

Loss per share, basic and diluted	(0.00)	0.00	-	(0.00)

Weighted average number of common shares outstanding, basic and diluted	101,150,000	30	-	101,150,130

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2015 and 2014 is summarized as follows:

	For the fiscal year ended December 31,
	2015	2014

Construction in progress	$637,869	$28,250
Subtotal	637,869	28,250

Less accumulated depreciation	-	-

Property and equipment, net	$637,869	$28,250

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives.  Construction in process is comprised of the accumulated costs of construction of a Blue Water Bar & Grill™ restaurant in St. Maarten, Dutch West Indies with completion expected in Fall 2016 at a projected completion cost of $1.1 million.  Once in service, an estimated life will be established and depreciation will begin.

When property and equipment is retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $-0- and $-0- for the fiscal years ended December 31, 2015 and 2014, respectively

NOTE 7 – CONTINGENCY/LEGAL

As of December 31, 2015, and during the preceding ten years, no director, person nominated to become a director or executive officer, or promoter of the Company has been involved in any legal proceeding that would require disclosure hereunder.

From time to time, the Company may become subject to various legal proceedings and claims that arise in the ordinary course of our business activities.  However, litigation is subject to inherent uncertainties for which the outcome cannot be predicted.  Any adverse result in these or other legal matters could arise and cause harm to the Company’s business.  The Company currently is not party to any claim or litigation the outcome of which, if determined adversely to the Company, would individually or in the aggregate be reasonably expected to have a material adverse effect on the Company’s business.

NOTE 8 – RELATED PARTY TRANSACTIONS

During the fiscal years ended December 31, 2015 and 2014, Blue Water Global Group, Inc. paid $609,728 and $11,275, respectively, in expenses on behalf of the Company.  Since inception on July 27, 2013, Blue Water Global Group has paid an aggregate of $621,003 in expenses on behalf of the Company.  These expenses were included in the financial statements under Additional Paid-In Capital.

As of December 31, 2015 and 2014, the Company had outstanding accounts payable to Taurus aggregating $102,749 and $28,350, respectively, for expenses paid on behalf of the Company which has been accounted for as a short-term note payable to a related party.  As of December 31, 2015 this note payable had accrued $8,683 in imputed interest that has been recorded in the financial statements as additional paid-in capital.

During the fiscal year ended December 31, 2015, the Company had a note payable to a related party stockholder in the amount of $100.  This note was paid in full on December 4, 2015.  During the fiscal year ended December 31, 2015 this note accrued $11 in imputed interest that has been recorded in the financial statements as additional paid-in capital.

NOTE 9 – SUBSEQUENT EVENTS

Share Issuances

On February 10, 2016, the Company issued 250,000 shares of restricted common stock to Blackbridge Capital, LLC in exchange for cash aggregating $25,000, or $0.10 a share.

On February 29, 2016, the Company issued 150,000 shares of restricted common stock to Tri-Bridge Ventures, LLC in exchange for cash aggregating $15,000, or $0.10 a share.

As of March 7, 2016, the Company had 108,009,530 shares of common stock issued and outstanding.

No other material events or transactions have occurred during this subsequent event reporting period which required recognition or disclosure in the financial statements.